Exhibit 10.ar

AMENDMENT TO EMPLOYMENT AGREEMENT

WHEREAS, Trustmark Corporation, a Mississippi corporation (the “Company”), and Duane A. Dewey (the “Executive”), have entered into an employment agreement dated October 27, 2020, and effective as of January 1, 2021 (the “Employment Agreement”);

WHEREAS, Section 11.3 of the Employment Agreement provides that it may be amended by a written instrument signed by the parties;

WHEREAS, the parties wish to amend the Employment Agreement to provide that Executive shall continue to serve as President and Chief Executive Officer of the Company and Trustmark National Bank through December 31, 2027;

NOW, THEREFORE, effective as of April 23, 2024, subject to the approval of the Company’s Board of Directors, the parties agree as follows:

1. The Employment Agreement is amended to replace “December 31, 2025”
with “December 31, 2027” in the first sentence of Section 1 (“Term of Employment; Termination of Current Agreement”).

2. Except as amended above, the Employment Agreement shall remain in full force and effect.

The Company and the Executive agree to this amendment this 23rd day of April 2024.

Executive Trustmark Corporation

/s/ Duane A. Dewey /s/ Adolphus B. Baker

Duane A. Dewey Adolphus B. Baker

Chairman, Human Resources Committee